Exhibit 10.1.1

TARGANTA THERAPEUTICS CORPORATION

2005 STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

Grantee’s Name and Address:	____________________________________________
____________________________________________
____________________________________________

You have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the Targanta Therapeutics Corporation 2005 Stock Option Plan, as amended from time to time (the “Plan”) and the Option Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice. In the event of a conflict between the terms of the Plan and the terms of this Notice, the terms of the Plan shall govern.

Grant Number	__________________________________

Date of Grant	__________________________________

Vesting Commencement Date	__________________________________

Option Price per Share	U.S.$ _____________________________

Total Number of Shares Subject to the Option (the “Shares”)	__________________________________

Aggregate Option Price	U.S.$ _____________________________

Type of Option:	___________ Incentive Stock Option

___________ Non-Qualified Stock Option

Expiration Date:	__________________________________

Post-Termination Exercise Period:	Sixty (60) days after the date that Grantee’s Services terminate (if such termination is other than as a result of death or permanent and total disability or a Termination for Cause) (provided, that, the date of termination of Service shall be the date of actual termination of Service as determined by the Company without reference to any period of notice of termination of employment to which the Grantee may be entitled at law or pursuant to any employment agreement); and 365 days after the date that the Grantee’s Services terminate, if such termination is due to Grantee’s death or permanent and total disability); and immediately upon Termination For Cause of Grantee’s Services.

Vesting Schedule:

Subject to Grantee’s continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest on the first of the month following the first anniversary of the Vesting Commencement Date, and thereafter, on the first of each month thereafter in thirty-six (36) successive equal monthly installments.

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall cease after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to Service to the Company, a Subsidiary or an Affiliated Entity.

In the event of the Grantee’s change in status from Employee to Non-employee Director or a consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Option shall continue only to the extent determined by the Committee as of such change in status. With respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Non-employee Director or consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

TARGANTA THERAPEUTICS CORPORATION a Delaware corporation

By:
Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH

THE GRANTEE’S RIGHT OR THE RIGHT OF THE GRANTEE’S EMPLOYER TO TERMINATE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Article 18 of the Plan. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

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